UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TEAM FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

KEITH B. EDQUIST
JEFFREY L. RENNER
LLOYD A. BYERHOF

(Name of Person(s) Filing Proxy Statement, if other then the Registrant)

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Keith B. Edquist, together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with the solicitation of proxies for the election of three nominees as Directors at the next Annual Meeting of Shareholders of Team Financial, Inc.

Item 1:  On June 11, 2008, the following statement was issued on behalf of Keith B. Edquist to the Kansas City Star in response to a request for comment:

"I have read the Company's Press Release regarding the reports of Glass-Lewis and ISS.  While disappointed in their conclusions, the fact that our effort has garnered the strong and public support of the Company's largest unaffiliated shareholder speaks far louder.  The Bicknell family is intimately familiar with the Company, it's history and present predicament and has chosen to vote the GOLD proxy in favor of myself, Mr. Byerhof and Mr. Renner.  Other concerned shareholders are well advised to follow the Bicknell family's lead."